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                                                                      Exhibit 11

                    Consent of Independent Public Accountants
                    -----------------------------------------
As independent public accountants, we hereby consent to the use of our report dated August 2, l996 and to all references to our Firm included in or made a part of this registration statement, post-effective amendment no. 9.


                                                |S| Arthur Andersen LLP

Cincinnati, Ohio,
October 23, l996